Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 28, 2011, between Altair Nanotechnologies Inc., a Canadian corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1            Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Adverse Amendment”  shall mean an amendment to the SSA that is material and adversely affects the benefits or burdens to the Company of the SSA, provided that an extension of the End Date (as defined in the SSA) until no later than July 17, 2011 shall not be deemed to be an Adverse Amendment.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Canadian Counsel” means Cassels Brock & Blackwell LLP.

“Canon” means Canon Investment Holdings Limited.

“Canon Transaction” means common share issuance contemplated by the SSA.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the second Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, no par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or any other Person, including the Subsidiaries, which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company Counsel” means Parr Brown Gee & Loveless, PC, with offices located at 185 South State Street, Suite 800, Salt Lake City, Utah  84111.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Common Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to change the terms thereof or increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to an unaffiliated Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities, provided that any Common Shares issued or issuable in connection with the transactions contemplated by this clause (c) that is attributable to raising capital for the company, or its Subsidiaries (other than nominal amounts of capital), directly or indirectly, including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be Exempt Issuances, (d) securities issued pursuant to the SSA, and (e) securities issued pursuant to the Investor Rights Agreements as set forth on Schedule 1.1; provided, that securities issued pursuant to clause (e) above shall not constitute an Exempt Issuance for purposes of the Warrants.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Investor Rights Agreements” means (i) the Investor Rights Agreement dated September 20, 2010 between the Company and Canon, and (ii) Section 8 of the Stock Purchase and Settlement Agreement dated September 30, 2008 between the Company and Al Yousuf, LLC, each to the extent effective.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreement” means the Lock-Up Agreement, dated as of the date hereof, by and among the Company and the directors, executive officers, and 10% stockholders of the Company, other than as provided in the Schedule 1.1 of the Disclosure Schedules, in the form of Exhibit C attached hereto.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.11(a).

“Per Share Purchase Price” equals $1.784, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement and prior to the Closing.

“Per Share Transaction Value” means (a) with respect to a Fundamental Transaction described in subsections (i) or (ii) of Section 2.4(f), the aggregate consideration received by the Company and its shareholders in such Fundamental Transaction divided by the number of Common Shares outstanding immediately prior to the closing of such Fundamental Transaction, (b) with respect to a Fundamental Transaction described in subsections (iii) or (v) of Section 2.4(f), the highest price per Common Share paid by the purchaser(s) in such Fundamental Transaction, and (c) with respect to a Fundamental Transaction described in subsection (iv) of Section 2.4(f), the VWAP on the record date for such Fundamental Transaction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.11(b).

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.11(e).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at or before the Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Statement” means the effective registration statement with Commission file No. 333-162009 which registers the sale of the Shares, the Warrants and the Warrant Shares to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

 “Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by this Agreement, including the issuance of all of the Shares and Warrant Shares in excess of 19.99% of the issued and outstanding Common Shares on the Closing Date.  Shareholder Approval also includes any waiver or exemption that would permit the exercise price of the Series A Warrants to adjust pursuant to Section 2(b) of the Series A Warrants without limitation.

“Shares” means the Common Shares issued or issuable to each Purchaser pursuant to this Agreement at the Closing.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Common Shares).

“SSA” means the Share Subscription Agreement dated September 20, 2010, as amended by the First Amendment to Share Subscription Agreement dated February 16, 2011, between the Company and Canon.

 “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.11(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.11(b).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Equity Financial Trust Company, the current transfer agent of the Company, with a mailing address of 200 University Avenue, Suite 400, Toronto, Ontario Canada M5H 4H1 and a facsimile number of (416) 361-0152, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Shares are not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Shares are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means the Series A Common Share Warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit A attached hereto.

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

“WS” means Weinstein Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly,  agree to purchase, up to an aggregate of $6,422,400 of Shares and Warrants.  Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser its respective Shares and Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of WS or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel and Canadian Counsel, which taken together are in form and substance customary to such transaction and reasonably approved by WS;

(iii)           a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver on an expedited basis via The Depository Trust Company Deposit/Withdrawal at Custodian system (“DWAC”) Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv)           a Warrant registered in the name of such Purchaser to purchase up to a number of Common Shares equal to 50% of the Common Shares issuable to the Purchaser on the Closing Date with an exercise price equal to $2.56;

(v)           the Lock-Up Agreements; and

(vi)          the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by such Purchaser; and

(ii)          such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless (A) any representations and warranties are qualified by materiality or Material Adverse Effect, in which case such representations and warrants must be accurate in all respects and (B) as of a specific date therein);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)           from the date hereof to the Closing Date, trading in the Common Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

2.4           Adjustment Shares.

(a)           Announcement Regarding Canon.  On or before the earlier to occur of (i) one (1) Trading Day following the termination of the SSA or the execution of any Adverse Amendment to the SSA, and (ii) July 17, 2011, the Company shall file a Current Report on Form 8-K with the Commission disclosing the status of the Canon Transaction, including details and timelines of such transaction, and concurrently provide each Purchaser with written notice of such event (the “Adjustment Notice”).  The filing date of such Current Report on Form 8-K (as it is reflected on the Commission’s EDGAR website) shall be the “Announcement Date”).

(b)           Obligation to Issue Adjustment Shares. If (a) the Canon Transaction does not close by July 17, 2011 or (b) there is an Adverse Amendment to or termination of the Share Subscription Agreement ((a) or (b), an “Adjustment Event”), the Company shall, without any additional consideration, issue to each Purchaser a number of Common Shares equal to (A) the Purchaser’s Subscription Amount paid at the Closing divided by 85% of the average of the VWAP for the 10 Trading Day period beginning on the Trading Day immediately following the Announcement Date (“Adjustment Market Price”), less (B) the number of Shares issued to the Purchaser at the Closing in respect of such Subscription Amount (as subject to adjustment hereunder, the “Adjustment Shares”), provided that the maximum number of Adjustment Shares issuable to each Purchaser shall be the Purchaser’s Pro Rata Portion of 1,800,000 Common Shares (the “Aggregate Adjustment Cap”).  For purposes of Section 2.4, a “Purchaser’s Pro Rata Portion” shall be a percentage of equal to the quotient obtained by dividing (x) the Purchaser’s Subscription Amount by (y) the aggregate original Subscription Amounts of all Purchaser’s pursuant to this Agreement.

(c)           Termination of Adjustment Obligation.  The Company shall have no obligation to issue any Adjustment Shares, and all obligations under this Section 2.4 shall terminate, if the Canon Transaction is consummated, without any Adverse Amendment to the Company, on or before July 17, 2011 (the “Adjustment Termination Date”).

(d)           Issuance of Adjustment Shares.  As of the close of trading on the Trading Market on the Trading Day immediately following the Announcement Date (the “Estimate Date”), the Company shall calculate  the “Estimated Adjustment Shares”, which shall be the number of Common Shares equal to (A) the Purchaser’s Subscription Amount paid at the Closing divided by 85% of the average of the VWAP for the 10 Trading Day period ending on the Estimate Date, less (B) the number of Shares issued to the Purchaser at the Closing in respect of such Subscription Amount, subject to the Purchaser’s Pro Rata Portion of the Aggregate Adjustment Cap.  On the Trading Day following the Estimate Date, the Company shall provide written notice to each Purchaser of its determination of the Estimated Adjustment Shares and, on or before the second Trading Day following the Estimate Date, the Company shall deliver to each Purchaser a number of Common Shares equal to the Estimated Adjustment Shares (such date, the "Estimated Shares Delivery Date"). Within one (1) Trading Day of the date on which the number of Adjustment Shares is determinable under Section 2.4(b), the Company shall deliver written notice to each Purchaser of the number of Adjustment Shares issuable to the Purchaser under Section 2(b) and the number of Common Shares deliverable by the Company or the Purchaser, as applicable, in order to reconcile the number of Adjustment Shares delivered based the calculation under this paragraph to the number of Estimated Adjustment Shares required to be delivered based upon Section 2.4(b).  The Company or the Purchaser, as applicable shall deliver to the other the number of Common Shares necessary to effect the reconciliation within two (2) Trading Days of the Purchaser’s receipt of the notice described in the preceding sentence; provided, that if a Purchaser disagrees with the Company's calculation, the dispute resolution procedures set forth in clause (g) below shall apply; provided, further, that in the case of a dispute as to the determination of the number of Common Shares deliverable hereunder, the Company shall promptly issue to the Purchasers the number of Common Shares that are not disputed and resolve such dispute in accordance with clause (g) below.

(e)           Mechanics of Issuance.

i.      Delivery of Certificates Upon Adjustment.  Certificates for the Estimated Adjustment Shares and the Adjustment Shares shall be transmitted by the Transfer Agent to a Purchaser by crediting the account of the Purchaser’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Estimated Adjustment Shares and Adjustment Shares to or resale of the Estimated Adjustment Shares by Purchaser and otherwise by physical delivery to the address specified by the Purchaser in a written notice delivered prior to the delivery date prescribed in Section 2(d) for the delivery of such Estimated Adjustment Shares or Adjustment Shares, as applicable (such date, the “Adjustment Shares Delivery Date”).   Notwithstanding the foregoing, in no event will any Estimated Adjustment Shares or Adjustment Shares be issued with any legend or any restrictions or limitations on resale by the Purchasers.

ii.      Delivery Delay with Respect to Adjustment Shares.  If the Company fails for any reason to deliver to a Purchaser certificates evidencing the Estimated Adjustment Shares or the Adjustment Shares prior to the applicable Adjustment Shares Delivery Date, the Company shall pay to the Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Estimated Adjustment Shares or Adjustment Shares not timely delivered (based on the VWAP of the Common Shares on the date of the Adjustment Shares Delivery Date), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Adjustment Shares Delivery Date until certificates are delivered.

iii.      Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Demand.  In addition to any other rights available to a Purchaser, if the Company fails to cause the Transfer Agent to transmit to the Purchaser a certificate or the certificates representing the Estimated Adjustment Shares or Adjustment Shares on or before the Estimated Shares Delivery Date or the Adjustment Shares Delivery Date, as applicable, and if after such date the Purchaser is required by its broker to purchase (in an open market transaction or otherwise) or the Purchaser’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Purchaser of the Estimated Adjustment Shares or Adjustment Shares which the Purchaser anticipated receiving (a “Buy-In”), then the Company shall within three (3) Trading Days after the Purchaser's request and in the Purchaser's discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser's total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Estimated Adjustment Shares  or Adjustment Shares or credit such Purchaser's balance account with DTC) shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such Estimated Adjustment Shares or Adjustment Shares or credit such Purchaser's balance account with DTC and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the VWAP on the third Trading Date prior to the Estimated Shares Delivery Date or Adjustment Shares Delivery Date, as applicable.

iv.      Legal Inability to Deliver Adjustment Shares; Liquidated Damages.  If (i) the Registration Statement is not effective, (ii) the SEC has issued a stop order, (iii) the Company is otherwise not legally permitted to issue Estimated Adjustment Shares or Adjustment Shares on any Estimated Shares Delivery Date or Adjustment Shares Delivery Date to any Purchaser (or any other date the Company is obligated to deliver such shares to a Purchaser hereunder) or (iv) the Company cannot or does not issue such Estimated Adjustment Shares or Adjustment Shares without restrictive legend or without any restrictions or limitations on resale by any applicable Purchaser, the Company, in lieu of such Estimated Adjustment Shares or Adjustment Shares shall pay to the Purchaser, in cash, as liquidated damages and not as a penalty, within two Trading Days of the respective Estimated Shares Delivery Date or Adjustment Shares Delivery Date, an amount equal to 125% of the product of (A) the VWAP of the Common Shares on the Adjustment Shares Delivery Date, multiplied by (B) the number of Adjustment Shares the Purchaser is entitled to receive as of such Adjustment Shares Delivery Date.

v.      Charges, Taxes and Expenses.  Issuance of certificates for Estimated Adjustment Shares and Adjustment Shares shall be made without charge to the Purchasers for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the respective Purchaser or in such name or names as may be directed by the respective Purchaser.

vi.      Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Purchaser’s rights with respect to the Adjustment Shares.

(f)           Certain Adjustments and Prohibitions.

(i)           Stock Dividends and Splits.  Prior to the later to occur of (i) the Adjustment Termination Date and (ii) if an Adjustment Event occurs, the date when all obligations to deliver Common Shares pursuant to this Section 2.4 have been satisfied in full (the "Adjustment Satisfaction Date"), the Company shall not (A) pay a stock dividend or otherwise makes a distribution or distributions on shares of its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Adjustment Shares), (B) subdivide outstanding Common Shares into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issue by reclassification of Common Shares any shares of capital stock of the Company.

(ii)           Subsequent Rights Offerings.  Prior to the later to occur of the Adjustment Termination Date and the Adjustment Satisfaction Date, the Company shall not grant, issue or sell any Common Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares.

(iii)           Pro Rata Distributions.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the Closing Date and prior to the later to occur of the Adjustment Termination Date and the Adjustment Satisfaction Date then, in each such case, each Purchaser shall be entitled to receive, with respect to each unissused Estimated Adjustment Share and Adjustment Share, such dividend or other distribution of assets (or rights to acquire its assets) that the Purchaser would have received with respect to such Estimated Adjustment Share or Adjustment Share had it been issued on the date of such dividend or other distribution.

(iv)           Fundamental Transaction. If, at any time after the Closing Date and prior to the later to occur of the Adjustment Termination Date and the Adjustment Satisfaction Date, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Share or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (excluding any reverse stock split or any redomestication transaction), (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), (each a “Fundamental Transaction”), then for each Estimated Adjustment Share or Adjustment Share issuable under Section 2.4 not issued prior to the date of such Fundamental Transaction, the respective Purchaser shall be entitled to receive the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by holder of a Common Share immediately prior to such Fundamental Transaction.  If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Purchaser shall be given the same choice as to the Alternate Consideration it receives upon the issuance of an Estimated Adjustment Share or Adjustment Share following such Fundamental Transaction.  For purposes of clarity, the closing of the Canon Transaction shall not be deemed to be a Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Section 2.4 in accordance with the provisions of this Section 2.4(f)(iv) pursuant to written agreements in form and substance reasonably satisfactory to the Purchasers holding at least 67% in interest of the Shares based on the initial Subscription Amounts hereunder prior to such Fundamental Transaction.  If a Fundamental Transaction is publicly announced or occurs prior to occurrence of an Adjustment Event and the issuance of the Adjustment Shares, each Purchaser will have the option to receive cash, payable on the closing date of such Fundamental Transaction (or if the notice contemplated below is not delivered within 15 days prior to the closing date of such Fundamental Transaction, promptly following the election of the option to receive cash), in lieu of the right to receive Adjustment Shares under Section 2.4, in an amount equal to the product of (A) 125% times (B) the Per Share Transaction Value times (C) the number of Adjustment Shares that would otherwise be issuable under Section 2.4.   The Company shall provide each Purchaser with written notice, including a summary of material terms, of any Fundamental Transaction described in the preceding sentence no less than 15 days prior to the consummation such Fundamental Transaction, provided that if the Company does not have knowledge of such Fundamental Transaction or material terms thereof at least 15 days prior to the consummation, the Company shall provide written notice, including a summary of material terms, within two (2) Trading Days of having such knowledge.  Each Purchaser shall have a period of 15 days from the receipt of the notice described in the preceding sentence which to elect whether to receive Adjustment Shares or cash.

(v)           Calculations. All calculations under this Section 2.4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2.4, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

(vi)           Notice to Purchasers.

i.      Adjustment to Number of Adjustment Shares. Whenever there is an adjustment pursuant to any provision of Section 2.4(f), the Company shall promptly mail to each Purchaser a notice setting forth the adjustment to the number of Adjustment Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.      Notice of Certain Events. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Share rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, in each case prior to the later of the Adjustment Termination Date and the Adjustment Satisfaction Date, then, in each case, the Company shall cause to be mailed to each Purchaser at its last address, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their shares of the Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  Each Purchaser shall remain entitled to receive the Estimated Adjustment Shares and Adjustment Shares, as applicable, during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(g)           Dispute Resolution.  In the case of a dispute as to the determination of the number of Common Shares deliverable hereunder, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within five (5) Business Days of event giving rise to such dispute, as the case may be, to the Purchasers.  If a Purchaser and the Company are unable to agree upon such determination or calculation of the number of Common Shares issuable within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Purchasers, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the number of Common Shares to a mutually agreeable independent accountant.  The Company shall cause at its expense the accountant to perform the determinations or calculations and notify the Company and the applicable Purchaser(s) of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such accountant's determination or calculation shall be binding upon all parties absent demonstrable error.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of the Closing Date:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state and Canadian and provincial securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, Canadian, provincial or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) such filings as are required to be made under applicable state and Canadian corporation and securities laws after the date hereof and (v) Shareholder Approval (collectively, the “Required Approvals”).

(f)           Issuance of the Securities; Registration.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Adjustment Shares, when issued in accordance with the terms of Section 2.4, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of Common Shares issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on October 26, 2009 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the rules and regulations of the Commission, proposes to file the Prospectus, with the Commission pursuant to Rule 424(b).  At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Common Shares to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue Common Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal, state, Canadian and provincial securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis (other than Forms 8-K as may be filed after applicable due dates without losing eligibility to use Form S-3) or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal, state, Canadian or provincial securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)           Sarbanes-Oxley; Internal Accounting Controls.  The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(s)           Certain Fees.  Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u)           Registration Rights.  No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(v)           Listing and Maintenance Requirements.  The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as described in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w)           Application of Takeover Protections.  Provided that the representations and warranties or the Purchasers are complete and accurate, the Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement.   The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z)           Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bb)           Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(cc)           Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(cc) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2011.

(dd)            Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee)           Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(e) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Shares, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Adjustment Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ff)           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(gg)           Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company  or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh)           U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(ii)            Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)           Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(kk)           Third Party Beneficiary.  To the extent that there are representations and warranties being made to a placement agent or finder in connection with this transaction, the Purchasers may rely on and are deemed third party beneficiaries of such representations and warranties.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Understandings or Arrangements.  Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(f)           Certain Representations for Canadian Securities Law. Such Purchaser (i) is an “institutional investor” in that it is an entity which is in the business of purchasing and selling securities for its own account with net assets in excess of US$15,000,000 and was not formed for the purpose of purchasing the Securities; (ii)  is not domiciled in Canada, is not purchasing the Securities for the account or benefit of any resident of any province or territory of Canada and is not purchasing the Securities with a view to resale into Canada of the Securities; and (iii) the Securities were not offered to the investor in Canada, and this Agreement was not received or executed in Canada.

(g)           Exemption from Poison Pill.  Such Purchaser will not, as a result to the issuance of the Securities to such Purchaser hereunder, be the beneficial owner, calculated in accordance with Section 13(d) under the Exchange Act, of 15% of more of the Common Shares of the Company.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Warrant Shares.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends.  If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).  The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

4.2           Furnishing of Information.  Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity.  The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.  From and after the issuance of such press release and Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or this Agreement, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).  Within one (1) Trading Day of any termination or extension of the Canon Transaction and on July 17, 2011 (unless the consummation, termination or extension of such transaction has already been publicly disclosed), the Company shall file a Current Report on Form 8-K with the Commission disclosing the status of the Canon Transaction, including details and timelines of such transaction, and disclosing the status of the rights of the Purchasers to Estimated Adjustment Shares and Adjustment Shares pursuant to Section 2.4 hereof.

4.5           Shareholder Rights Plan.  Subsection to the accuracy of the representations of the Purchasers in Section 3, no claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.6           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries or any of its or their respective officers, directors, employees, stockholders or agents deliver any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.

4.7           Use of Proceeds.  Except as set forth on Schedule 4.7 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Shares or Common Share Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.8           Indemnification of Purchasers.   Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9           Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10           Listing of Common Shares. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11           Participation in Future Financing.

(a)           From the date hereof until the date that is the 15 month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Shares or Common Share Equivalents for cash consideration, Indebtedness convertible into Common Shares or Common Share Equivalents or a combination of units hereof (a “Subsequent Financing”), subject to this Section 4.11, each Purchaser shall have the right to participate in a Subsequent Financing in an amount equal to the least of (i) 50% of the amount of the Subsequent Financing, (ii) the Subscription Amount of such Purchaser pursuant to this Agreement, and (iii) the amount of the Subsequent Financing remaining after the exercise, or waiver, of rights under the Investor Rights Agreements with respect to such Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing, unless the Subsequent Financing is a registered public offering, in which case the Company shall offer each Purchaser the right to participate in such public offering when it is lawful for the Company to do so, but no Purchaser shall be entitled to purchase any particular amount of such public offering.

(b)           At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)           Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the receipt of a Subsequent Financing that such Purchaser is willing to participate in the Subsequent Financing (a “Notice of Acceptance”), the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no such notice from a Purchaser as of such fifth (5th) Trading Day after the receipt of a Subsequent Financing Notice, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the receipt of a Subsequent Financing Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Participation Amount, then the Company may effect the remaining portion (the “Refused Securities”) of such Participation Amount on the terms and through the Persons set forth in the Subsequent Financing Notice.

(e)           If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the receipt of a Subsequent Financing Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.11 to the (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.11.

(f)           In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified herein), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the securities offered in the Subsequent Financing (the "Offered Securities") specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Subsequent Financing that such Purchaser elected to purchase multiplied by a fraction, (i) the numerator of which shall be the number or amount of the securities issued in the Subsequent Financing the Company actually proposes to issue, sell or exchange (including securities in the Subsequent Financings to be issued or sold to the Purchasers prior to such reduction) and (ii) the denominator of which shall be the original amount of the securities offered in the Subsequent Financing.  In the event that any Purchaser so elects to reduce the number or amount of such securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the such securities unless and until such securities have again been offered to the Purchasers in accordance with terms hereof.

(g)           The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

(h)           The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(i)           Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the fifteenth (15th) Business Day following delivery of the Subsequent Financing Notice.  If by such fifteenth (15th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(j)           Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of (i) an Exempt Issuance or (ii) an underwritten public offering of Common Shares.

4.12           Subsequent Equity Sales.

(a)           From the date hereof until 100 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share Equivalents.

(b)           Until the earlier of (i) the two year anniversary of the Closing Date, and (ii) the date that Shareholder Approval has been obtained, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share Equivalents, at an effective price per share less than $2.23, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

(c)           From the date hereof until such time as no Purchaser holds any of the Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or Common Share Equivalents for cash consideration (or a combination of units hereof) involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d)           Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.13           Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14           Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.  Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15           Exchanges and Issues.  From the date hereof until the Purchasers no longer hold any of the Warrants, neither the Company nor any Subsidiary shall (i) effect an exchange of its securities pursuant to Section 3(a)(9) of the Securities Act (other than an employee stock option exchange conducted on an equivalent value basis or the conversion or exercise on a cashless basis of any Common Share Equivalents as long as any Common Share Equivalents outstanding on the date hereof are not subsequently amended or modified after the date hereof) or (ii) issue any of its securities pursuant to Section 3(a)(10) of the Securities Act.

4.16           Capital Changes.  Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Shares without the prior written consent of the Purchasers holding a majority in interest of the Shares.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before March 30, 2011; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2           Fees and Expenses.  At the Closing, the Company has agreed to reimburse (i) Alpha Capital Anstalt (“Alpha”) the non-accountable sum of $20,000 for its legal fees and expenses and (ii) Hudson Bay Master Fund Ltd. for up to $20,000 for its actual legal fees and expenses. Accordingly, in lieu of the foregoing payments, the aggregate amount that Alpha is to pay for the Securities at the Closing shall be reduced by such respective amounts in lieu thereof.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 67% in interest of the Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any Common Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through WS.  WS does not represent any of the Purchasers and only represents Alpha.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19           Saturdays, Sundays, Holidays, etc.   If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

5.21           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALTAIR NANOTECHNOLOGIES INC.	Address for Notice:

By:__________________________________________ Name: Terry Copeland Title: Chief Executive Officer With a copy to (which shall not constitute notice):	204 Edison Way Reno, Nevada 89502 Attn: General Counsel Fax: (775) 858-3731

Parr Brown Gee and Loveless, PC 185 South State Street, Suite 800 Salt Lake City, Utah 84111 Facsimile: (801) 532-7750 Attn: Bryan T. Allen

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO ALTI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Shares: _________________

Series A Warrant Shares: __________________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

Exhibit A

Form of Series A Warrant

[see attached]